EXHIBIT 21.1
KIRBY CORPORATION
PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Domicile of
Incorporation
KIRBY CORPORATION — PARENT AND REGISTRANT	Nevada
SUBSIDIARIES OF THE PARENT AND REGISTRANT
Kirby Corporate Services, LLC	Delaware
KIM Holdings, Inc. (1)	Delaware
Kirby Terminals, Inc. (1)	Texas
Sabine Transportation Company (1)	Delaware
AFRAM Carriers, Inc. (1)	Delaware
Kirby Engine Systems, Inc. (1)	Delaware
Kirby Tankships, Inc. (1)	Delaware
Dixie Offshore Transportation Company (1)	Delaware
Mariner Reinsurance Company Limited	Bermuda
CONTROLLED CORPORATIONS
KIM Partners, LLC (Subsidiary of KIM Holdings, Inc.) (1)	Louisiana
Kirby Inland Marine, LP (KIM Holdings, Inc. 1% General Partner, KIM Partners, LLC 99% Limited Partner) (1)	Delaware
Dixie Carriers, Inc. (subsidiary of Kirby Inland Marine, LP) (1)	Texas
Marine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.) (1)	Louisiana
Rail Systems, Inc. (subsidiary of Kirby Engine Systems, Inc. ) (1)	Delaware
Engine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc. ) (1)	Delaware
Osprey Line, L.L.C. (66 2/3%)	Texas
Marine Highways, LLC (47%)(1)	Delaware
Matagorda Terminals, Ltd. (Kirby Inland Marine, LP 50% General Partner, Kirby Terminals, Inc. 50% Limited Partner)(1)	Texas

(1)	Included in the consolidated financial statements.